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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 15, 2007

                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)


          NEW YORK                  000-12950                  14-1644018
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)           Identification No.)


         4660 LA JOLLA VILLAGE DRIVE, SUITE 740
                     SAN DIEGO, CA                                92122
        (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (858) 410-5200


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2007, Alliance Pharmaceutical Corp. (the "Company") entered into an amendment (the "Amendment") to its Senior Convertible Promissory Notes (the "Senior Notes") and its Senior Convertible Promissory Note Purchase Agreement (the "Purchase Agreement"), in each case with the holders of substantially all of the outstanding principal amount of the Senior Notes. The full text of the press release announcing the Amendment is attached hereto as Exhibit 99.1.

Pursuant to the Amendment, the maturity date of each outstanding Senior Note was extended as follows:

      (1) The maturity date was extended from April 1, 2007 to the date that is ninety (90) days after the date of the Amendment;

      (2) If the Company receives more than $1,500,000 but less than $3,000,000 in connection with a Qualified Financing prior to the date that is ninety (90) days after the date of the Amendment, then the maturity date will automatically be extended to the date that is one hundred and eighty (180) days after the date of the Amendment; and

      (3) If the Company receives more than $3,000,000 (but in no event more than $3,300,000) in connection with a Qualified Financing prior to the applicable extended maturity date, then the maturity date will automatically become June 30, 2008.

For purposes of the Amendment, "Qualified Financing" means (i) any equity financing, (ii) any debt financing that by its terms is subordinate in right, including, without limitation, any right of repayment, to rights of the holders of the Senior Notes, or (iii) any debt financing in an amount not to exceed $3,300,000 in gross proceeds to the Company, which debt financing is made pursuant to terms agreed to by the holders of the Senior Notes.

Pursuant to the Amendment, the holders of the Senior Notes also agreed to subordinate their rights to any debt that may be issued in a Qualified Financing. Further, any financing that qualifies as a Qualified Financing will not require any additional approval from any holder of a Senior Note or the Lender Committee representing such holders.

In addition, the Company previously agreed pursuant to the Omnibus Amendment to Convertible Promissory Note Purchase Agreement and Registration Rights Agreement dated April 20, 2006 to pay to the holders of the Senior Notes, on a pro rata basis, fifty percent (50%) of all royalty and milestone payments received by the Company from third parties based on the development and commercialization of Oxygent products until 100% of the agreed upon payment participation amount has been received by the holders of the Senior Notes. The Company has further amended the Purchase Agreement to increase the total amount that may be paid pursuant to this payment sharing arrangement, on a pro rata basis, to 120% of the agreed upon payment participation amount for those holders who hold their Senior Notes through June 30, 2008.


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ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

In addition, on May 15, 2007, the Company issued to each current holder of a Senior Note an additional promissory note with principal amount equal to 20% of the outstanding principal amount of such Senior Note on the date of the Amendment, which resulted in the issuance of new promissory notes in the aggregate principal amount of approximately $1,800,000. These new notes will bear interest at the rate of 10% per annum, will mature and become due and payable on June 30, 2008, and may become convertible into common stock of the Company on the same terms as the Senior Notes at such time as the Company has a sufficient number of authorized and unreserved shares of common stock available to accommodate such conversion and the Company provides written notice to the holders of these notes that they are then convertible into common stock.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(D)       EXHIBITS


 NUMBER   DESCRIPTION
--------  ----------------------------------------------------------------------
  99.1    Press release of Alliance Pharmaceutical Corp. dated May 15, 2007.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Alliance Pharmaceutical Corp.


                                        By: /s/ Duane J. Roth
                                            ------------------------------------
                                            Duane J. Roth
                                            Chairman and Chief Executive Officer


Dated: May 15, 2007


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